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Exhibit 23.2

Independent Auditor's Consent

        We consent to the use in this Amendment No. 2 to the Registration Statement of Treaty Oak Bancorp, Inc., on Form SB-2 of our report, dated December 19, 2003, on the balance sheets of Texline State Bank as of September 30, 2003, and 2002, and the statements of operations, changes in shareholders' equity and cash flows for the years then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
April 1, 2004

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  Exhibit 23.2
Independent Auditor's Consent